UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2019

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2019, PPG Industries, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders. At the 2019 Annual Meeting of Shareholders, the Company’s shareholders approved the appointment of Catherine R. Smith and Steven A. Davis as directors of the Company to serve in the class whose term expires at the Annual Meeting of Shareholders in 2021. The Board of Directors appointed Ms. Smith to the Audit Committee and the Technology and Environment Committee of the Board of Directors, and the Board of Directors appointed Mr. Davis to the Nominating and Governance Committee and the Technology and Environment Committee of the Board of Directors.

As independent directors of the Company, Ms. Smith and Mr. Davis will be entitled to receive compensation consistent with that of the Company’s other independent directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 7, 2019 under the caption “Compensation of Directors,” which portion of such proxy statement is incorporated herein by reference.

Neither Ms. Smith nor Mr. Davis were selected as a director of the Company pursuant to any arrangement or understanding between Ms. Smith or Mr. Davis and any other person or entity.

A press release reporting the approval of the appointment of Ms. Smith and Mr. Davis as directors of the Company is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At its 2019 Annual Meeting of Shareholders, the shareholders of the Company voted on the following matters:

1.	The four nominees for director were elected to serve in a class whose term expires in 2022 as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
James G. Berges	173,063,291	14,124,416	656,185	24,081,502
John V. Faraci	177,978,070	9,195,961	669,861	24,081,502
Gary R. Heminger	143,170,543	44,009,867	663,482	24,081,502
Michael H. McGarry	172,979,134	13,788,049	1,076,709	24,081,502
The following continuing directors did not stand for re-election at the 2019 Annual Meeting of Shareholders (the year in which each director’s term expires is indicated in parenthesis): Stephen F. Angel (2020), Hugh Grant (2020), Melanie L. Healey (2020), Michele J. Hooper (2020), Victoria F. Haynes (2021), Michael W. Lamach (2021) and Martin H. Richenhagen (2021).

2.	The appointment of two directors to serve in a class whose term expires in 2021 was approved as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Steven A. Davis	185,882,082	1,283,358	678,452	24,081,502
Catherine R. Smith	185,347,640	1,546,279	949,973	24,081,502

3.	The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
168,462,515	18,075,107	1,305,997	24,081,502

4.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation to provide for the annual election of directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
186,146,858	1,050,581	646,453	24,081,502

5.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation and Bylaws to replace the supermajority voting requirements:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
184,774,761	2,080,673	988,458	24,081,502

6.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019 was approved as follows:

Votes For	Votes Against	Votes Abstained
210,251,738	1,047,480	626,176
There were no broker non-votes with respect to this matter.

As of the record date of the 2019 Annual Meeting, 236,101,706 shares of common stock were issued and outstanding.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated April 18, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 23, 2019	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer